Exhibit 10.3

[Execution]

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (as amended or supplemented from time to time, herein called this “Agreement”), is entered into as of April 24, 2003, by and among the BANKS (as defined below), BANK OF AMERICA, N.A., as Administrative Agent for the Banks (in such capacity, the “Agent”) and as Collateral Agent for the Lenders (in such capacity, the “Collateral Agent”), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (“PICA”), PRUCO LIFE INSURANCE COMPANY (“Pruco”), ING LIFE INSURANCE & ANNUITY COMPANY (“ING”), and PRUDENTIAL INVESTMENT MANAGEMENT, INC. (“Prudential” and, together with PICA, Pruco and ING, collectively, the “Initial Prudential Noteholders”).

W I T N E S S E T H:

WHEREAS, WESTERN GAS RESOURCES, INC., a Delaware corporation (herein called the “Company”), the Banks and the Agent have entered into that certain Credit Agreement of even date herewith (herein, as from time to time amended, supplemented or restated, called the “Bank Agreement”) which amends and restates in its entirety the Loan Agreement dated as of April 29, 1999 among the Company, the Agent and the lenders named therein;

WHEREAS, pursuant to the Bank Agreement, the Banks have agreed to make revolving loans to the Company and to issue letters of credit for the account of the Company, and the Company has executed in favor of each Bank a promissory note (such promissory notes, as from time to time supplemented or amended and all promissory notes given in renewal and extension thereof are collectively referred to herein as the “Bank Notes”);

WHEREAS, one or more of the Banks or Prudential Affiliates (as defined herein) may, from time to time, enter into Swap Contracts with the Company or Affiliates of the Company;

WHEREAS, payment of the obligations of the Company to the Banks and the Agent arising under or in connection with the Bank Agreement and the Swap Contracts from time to time is guaranteed pursuant to that certain Guaranty of even date herewith from the Guarantors in favor of Agent and the Banks (herein, as amended from time to time, collectively called the “Bank Guaranty”) which amends and restates the Guaranty dated as of April 29, 1999 from each Guarantor in favor of the Banks and the Agent;

WHEREAS, the Company and the Initial Prudential Noteholders have entered into that certain Third Amended and Restated Master Shelf Agreement dated as of December 19, 1991 and effective as of January 13, 2003 (herein, as from time to time amended, supplemented or restated, called the “Prudential Agreement”), which amended and restated the Master Shelf Agreement dated as of December 19, 1991 between the Company and PICA;

WHEREAS, the Company has issued and may hereafter issue Senior Notes pursuant to the Prudential Agreement, in each case evidencing indebtedness of the Company to the Initial Prudential Noteholders and all subsequent holders of Prudential Notes;

WHEREAS, each Guarantor has heretofore executed and delivered to Prudential its guaranty (herein, as amended from time to time, collectively called the “Prudential Guaranties”), guaranteeing payment of obligations of the Company to Prudential, for itself and on behalf of the Initial Prudential Noteholders under the Prudential Agreement and all subsequent holders of Prudential Notes under the Prudential Agreement, arising under or in connection with the Prudential Notes and the Prudential Agreement and, to the extent any Prudential Affiliate enters into a Swap Contract, any such Swap Contract (by amendment to the Prudential Guaranties);

WHEREAS, hereafter subsidiaries of the Company may from time to time issue additional guaranties in favor of the Banks or any of them in connection with the Bank Agreement, in favor of any Swap Lenders in connection with any Swap Contracts, or in favor of Prudential in connection with the Prudential Notes and the Prudential Agreement (any such guaranties herein being called “Additional Guaranties” and any subsidiaries executing Additional Guaranties herein being called the “Additional Guarantors”);

WHEREAS, the Company has executed and delivered to the Agent for the benefit of the Banks that certain Pledge Agreement of even date herewith (as from time to time supplemented, amended or restated, the “Company Pledge Agreement”), which amends and restates in its entirety the Pledge Agreement dated as of April 29, 1999, pursuant to which the Company has granted to the Agent a security interest in all of its ownership interests in certain of its subsidiaries;

WHEREAS, MIGC has executed and delivered to the Agent for the benefit of the Banks that certain Stock Pledge Agreement of even date herewith (as from time to time supplemented, amended or restated, the “Subsidiary Pledge Agreement”), which amends and restates the Stock Pledge Agreement dated as of April 29, 1999, pursuant to which MIGC has granted to the Agent a security interest in all of its ownership interests in MGTC;

WHEREAS, the Company has executed and delivered to Prudential that certain Pledge Agreement dated as of April 29, 1999, pursuant to which the Company has granted to Prudential, for itself and on behalf of the Initial Prudential Noteholders under the Prudential Agreement and all subsequent holders of the Prudential Notes under the Prudential Agreement, a security interest in all of its ownership interests in certain of its subsidiaries, and MIGC has executed and delivered to Prudential that certain Pledge Agreement dated as of April 29, 1999, pursuant to which MIGC has granted to Prudential, for itself and on behalf of the Initial Prudential Noteholders under the Prudential Agreement and all subsequent holders of the Prudential Notes under the Prudential Agreement, a security interest in all of its ownership interests in MGTC

INTERCREDITOR AGREEMENT

(such Pledge Agreements as from time to time amended, supplemented or restated herein being collectively called the “Prudential Pledge Agreements”);

WHEREAS, subsidiaries of the Company may from time to time create additional pledge agreements in favor of the Banks or any of them in connection with the Bank Agreement, in favor of any Swap Lenders in connection with any Swap Contracts, or in favor of the holders of the Prudential Notes in connection with the Prudential Agreement (any such pledge agreements herein being called the “Additional Pledge Agreements” and any subsidiaries executing such Additional Pledge Agreement herein being collectively called the “Additional Pledgors”);

WHEREAS, the Bank Agreement and the Prudential Agreement each require that upon the occurrence of certain events, the Company and its subsidiaries shall execute and deliver to the Collateral Agent deeds of trust and mortgages securing the Obligations and covering certain of their oil and gas properties of the Company and its subsidiaries (all deeds of trust and mortgages  hereafter delivered to the Collateral Agent for the benefit of the Lenders by the Company and/or any of its subsidiaries, as from time to time supplemented amended or restated, are herein being called the “Mortgages”);

WHEREAS, the Agent, the Collateral Agent, Prudential, and the Banks have entered into that certain Intercreditor Agreement dated as of as of April 26, 2001 (as amended and supplemented to the date hereof, the “Existing Intercreditor Agreement”) to evidence their agreement with respect to certain payments that may be received by the Lenders under or in connection with the Subject Guaranties and the Pledge Agreements; and

WHEREAS, the Lenders desire to amend and restate the Existing Intercreditor Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Lenders hereby agree that the Existing Intercreditor Agreement is hereby amended and restated to read in its entirety as follows:

1.             Definitions.  As used herein the following definitions shall have the meanings set forth below:

“Acceleration Event” means (i) the failure by the Company to pay in full the outstanding principal balance of and any accrued and unpaid interest on any Note on the final maturity date of such Note; (ii) the acceleration of the outstanding principal balance of and any accrued and unpaid interest on, any Note by any Lender or by any person or entity acting on behalf of any Lender; or (iii) any of the Debtor Parties (A) suffers the entry against it of a judgment, decree or order or relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; (B) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or

applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or (C) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.  Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 15% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Agent” has the meaning assigned to such term in the preamble of this Agreement.

“Additional Guaranties” has the meaning assigned to such term in the preamble of this Agreement.

“Additional Guarantors” has the meaning assigned to such term in the preamble of this Agreement.

“Additional Pledge Agreements” has the meaning assigned to such term in the preamble of this Agreement.

“Additional Pledgors” has the meaning assigned to such term in the preamble of this Agreement.

“Banks” means the “Lenders” as such term is defined in the Bank Agreement.

“Bank Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Bank Agreement Obligations” means all “Obligations” as defined in the Bank Agreement, as from time to time supplemented, amended or restated (including, without limitation, default interest, interest accruing at the then applicable rate provided in the Bank Agreement after the maturity of the Bank Notes and interest accruing at the then applicable rate provided in the Bank Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any of the

Debtor Parties, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, that arise under, out of, or in connection with, the Bank Agreement, any Bank Notes or any other document made, delivered or given in connection therewith, whether on account of principal, interest, premium, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent and the Banks that are required to be paid by any of the Debtor Parties pursuant to the terms of this Agreement, the Bank Agreement, any Bank Notes or any other document made, delivered or given in connection therewith).

“Bank Guaranty” has the meaning assigned to such term in the preamble of this Agreement.

“Bank Notes” has the meaning assigned to such term in the preamble of this Agreement.

“Bank Pledge Agreements” means the Company Pledge Agreement and the Subsidiary Pledge Agreement.

“Calculation Date” has the meaning assigned to such term in Section 2 of this Agreement.

“Collateral” means all real and personal property subject to the Security Documents.

“Collateral Agent” means Bank of America, N.A., in its capacity as Collateral Agent under and subject to the terms and conditions of this Agreement.

“Collateral Agent-Related Persons” means the Collateral Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Company” has the meaning assigned to such term in the preamble of this Agreement.

“Company Pledge Agreement” has the meaning assigned to such term in the preamble of this Agreement

“Credit Agreements” means the Bank Agreement, the Swap Contracts, and the Prudential Agreement.

“Debtor Parties” means the Company, MIGC, any Guarantor, any Additional Guarantor, any Additional Pledgor and any Mortgagor.

“Debt Rating Downgrade” shall have the meaning given to such term in the Bank Agreement.

“Determination Date” has the meaning assigned to such term in Section 3 of this Agreement

“Existing Intercreditor Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Finance Documents” means this Agreement, the Credit Agreements, the Security Documents and all other documents and instruments under, by reason of which, or pursuant to which any or all of the indebtedness and obligations arising under or pursuant to the Credit Agreements are evidenced, governed, secured, guarantied, or otherwise dealt with, and all other agreements, certificates, and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

“Guarantors” means Mountain Gas Resources, Inc., a Delaware corporation, Western Gas Resources-Texas, Inc., a Texas corporation, MGTC, Inc., a Wyoming corporation (“MGTC”), MIGC, Inc., a Delaware corporation (“MIGC”), Lance Oil & Gas Company, Inc., a Delaware corporation, and Western Gas Wyoming, L.L.C., a Wyoming limited liability company.

“Indebtedness” means, with respect to any Calculation Date or Determination Date, the aggregate outstanding principal amount of indebtedness of the Company under the Bank Agreement, the Bank Notes, the Prudential Agreement, and the Prudential Notes on such date.

“Indemnified Liabilities” means any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorney’s costs and expenses) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Collateral Agent-Related Person in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of this Agreement or any Security Document, (b) the use or proposed use of the proceeds of any Collateral, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding).

“Initial Prudential Noteholders” has the meaning assigned to such term in the preamble of this Agreement.

“Lenders” means the Banks, the Agent, the Initial Prudential Noteholders and the other holders from time to time of the Prudential Notes.

“Majority Lenders” means two or more Lenders, including at least one holder of a Bank Note and one holder of a Prudential Note, whose Proportionate Shares equal or exceed sixty-six and two-thirds percent (66 2/3%).

“Make-Whole Amount” means with respect to the holders of the Prudential Notes, the “Yield Maintenance Amount” as defined in the Prudential Agreement except that (for purposes of this Agreement only) the “Reinvestment Yield”, which is defined in the Prudential Agreement and used in computing such Yield Maintenance Amount, shall be the rate of 1.32% per annum with respect to the 7.99% Notes, 1.35% per annum with respect to the 6.77% Notes, 1.40% per annum with respect to the 7.23% Notes, 1.45% per annum with respect to the 9.24% Notes, 1.55% per annum with respect to the 7.61% Notes and 3.45% per annum with respect to the 6.36% Notes above the Reinvestment Yield, as it would otherwise be calculated under the Prudential Agreement, and with respect to additional Prudential Notes issued under the Prudential Agreement, the initial spread over comparable average life U.S. treasuries at time of commitment to purchase such Prudential Notes above the Reinvestment Yield, as it would otherwise be calculated under the Prudential Agreement.

“Mortgages” has the meaning assigned to such term in the preamble of this Agreement.

“Notes” means the Bank Notes and the Prudential Notes.

“Obligations” means (i) the Bank Agreement Obligations, (ii) the Swap Agreement Obligations and (iii) the Prudential Agreement Obligations.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental agency or authority or other entity.

“PICA” has the meaning assigned to such term in the preamble of this Agreement.

“Pledge Agreements” means the Bank Pledge Agreements, the Prudential Pledge Agreements, and all Additional Pledge Agreements.

“Proportionate Share” means a fraction (i) the numerator of which is the sum of the

Indebtedness owing to such Lender plus the Swap Amount and/or Make-Whole Amount owing to such Lender and (ii) the denominator of which is the sum of the Indebtedness owing to all Lenders plus the Swap Amount and/or Make-Whole Amount owing to all Lenders;

“Pruco” has the meaning assigned to such term in the preamble of this Agreement.

“Prudential” has the meaning assigned to such term in the preamble of this Agreement.

“Prudential Affiliate” means (i) any corporation or other entity controlling, controlled by, or under common control with, Prudential either directly or through subsidiaries and (ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition.  For purposes of this definition, the terms “control”, “controlling” and “controlled” shall mean the ownership, directly or through subsidiaries, of a majority of a corporation’s or other entity’s Voting Stock or equivalent voting securities or interests.

“Prudential Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Prudential Agreement Obligations” means the unpaid principal of, interest on and “Yield Maintenance Amount” as defined in the Prudential Agreement, if any, on the Prudential Notes and all other obligations and liabilities of any of the Debtor Parties to the holders from time to time of the Prudential Notes (including, without limitation, interest accruing at the then applicable rate provided in the Prudential Agreement, as from time to time supplemented, amended or restated, or the Prudential Notes, as applicable, after the maturity thereof and interest accruing at the then applicable rate provided in the Prudential Agreement or the Prudential Notes, as applicable, after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any of the Debtor Parties, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Prudential Agreement, any Prudential Notes or any other document made, delivered or given in connection therewith, whether on account of principal, interest, Make-Whole Amount, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any holder(s) of the Prudential Notes that are required to be paid by the Debtor Parties pursuant to the terms of this Agreement, the Prudential Agreement, the Prudential Notes or any other document made, delivered or given in connection therewith).

“Prudential Guaranties” has the meaning assigned to such term in the preamble of this Agreement.

“Prudential Notes” means the 7.61% Senior Notes due July 28, 2007 (the “7.61% Notes”), the 6.77% Senior Notes due September 22, 2003 (the “6.77% Notes”), the 7.99% Senior Notes due October 27, 2003 (the “7.99% Notes”), the 9.24% Senior Notes due October 27, 2004 (the “9.24% Notes”), the 6.36% Senior Notes, Series H, due January 17, 2008 (the “6.36% Notes”), the 7.23% Senior Notes due December 27, 2003 (the “7.23% Notes”), and any additional Senior Notes issued pursuant to the Prudential Agreement or in replacement thereof.

“Prudential Pledge Agreements” has the meaning assigned to such term in the preamble of this Agreement.

“Subject Guaranties” means the Bank Guaranty, the Prudential Guaranties and the Additional Guaranties.

“Subject Guaranty Excess Amount” has the meaning assigned to such term in Section 2 of this Agreement.

“Subsidiary Pledge Agreement” has the meaning assigned to such term in the preamble of this Agreement

“Security Documents” means the Pledge Agreements and the Mortgages.

“Security Document Excess Amount” has the meaning assigned to such term in Section 3 of this Agreement.

“Swap Agreement Obligations” means any amounts that, at the time in question, are due and payable to any Swap Lender under any Swap Contract.

“Swap Amount” means with respect to each Swap Lender on each Calculation Date and on each Determination Date, the Swap Termination Value under all Swap Contracts which would be due and owing thereunder to such Swap Lender on such Calculation Date or Determination Date if any such Swap Contract were terminated on such date whether or not such Swap Amount is actually due and owing on such date.

“Swap Lender” means with respect to any Calculation Date or any Determination Date, each Lender that is a party to a Swap Contract with the Company or an Affiliate of the Company on such date.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Voting Stock” means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

2.             Subject Guaranties.  If, after the occurrence and during the continuance of a “Default” or “Event of Default” under any Credit Agreement (as “Default” or “Event of Default” is defined in each Credit Agreement) any Lender shall at any time obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) from any Guarantor pursuant to a Subject Guaranty (each date on which a Lender receives any such payment or recovery is herein called a “Calculation Date”) in excess of its Proportionate Share calculated as of such date of payments or other recoveries then or therewith obtained by all Lenders with respect to the Subject Guaranties, such Lender shall purchase from the other Lenders such participation(s) in the Indebtedness (and interest thereon) of the Company held by such other Lenders that is guaranteed pursuant to such other Lenders’ Subject Guaranty or Subject Guaranties, as shall be necessary to cause such purchasing Lender to share such payment or other recovery ratably with such selling Lenders; provided, however, that if all or any portion of such payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded, and each selling Lender shall repay to the purchasing Lender the purchase price, to the ratable extent of such recovery, together with an amount equal to such selling Lender’s ratable share (according to the proportion of (x) the amount of such selling Lender’s required repayment to the purchasing Lender to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  Notwithstanding the foregoing, if a Swap Amount is not due and owing on a Calculation Date or does not actually become due and owing within 30 days of such Calculation Date, and as a result of the inclusion of the Swap Amount in calculating a Swap Lender’s Proportionate Share, such Swap Lender receives a greater portion of any payment or other recovery from any Guarantor than it would have if the Swap Amount had not been included in such calculation (such amount is herein called a “Subject Guaranty Excess Amount”), then such Swap Lender shall immediately purchase from each other Lender such participation(s) in the Indebtedness (and interest thereon) of the Company held by such other Lender that is guaranteed pursuant to such other Lender’s Subject Guaranty or Subject Guaranties in an amount equal to such other Lender’s Proportionate Share as of such Calculation Date (after being recalculated to exclude the Swap Amount) of the Subject Guaranty Excess Amount plus such other Lender’s Proportionate Share of any interest earned by the Swap Lender on such Subject Guaranty Excess Amount.

3.             Security Documents.  If any Lender shall at any time obtain any payment or other recovery (whether voluntary, involuntary, or otherwise) under a Security Document (each date on which a Lender receives any such payment or recovery is herein called a “Determination Date”) in excess of its Proportionate Share calculated as of such date of payments or other recoveries then or therewith obtained by all Lenders under a Security Document, such Lender shall purchase from the other Lenders such participation(s) in the Indebtedness (and interest thereon) of the Company held by such other Lenders that is secured by the Security Documents, as shall be necessary to cause such purchasing Lender to share such payment or other recovery ratably with such selling Lenders; provided, however, that if all or any portion of such payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded, and each selling Lender shall repay to the purchasing Lender the purchase price, to the ratable extent of such recovery, together with an amount equal to such selling Lender’s ratable share

(according to the proportion of (x) the amount of such selling Lender’s required repayment to the purchasing Lender to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  Notwithstanding the foregoing, if a Swap Amount is not due and owing on a Determination Date or does not actually become due and owing within 30 days of such Determination Date, and as a result of the inclusion of the Swap Amount in calculating a Swap Lender’s Proportionate Share, such Swap Lender receives a greater portion of any payment or other recovery with respect to the Collateral under any Security Documents than it would have if the Swap Amount had not been included in such calculation (such amount is herein called a “Security Document Excess Amount”), then such Swap Lender shall immediately purchase from each other Lender such participation(s) in the Indebtedness (and interest thereon) of the Company held by such other Lender that is secured under such other Lender’s Security Document in an amount equal to such other Lender’s Proportionate Share as of such Determination Date (after being recalculated to exclude the Swap Amount) of the Security Document Excess Amount plus such other Lender’s Proportionate Share of any interest earned by the Swap Lender on such Security Document Excess Amount.

4.             Consent and Agreement.  Each of the Company and each Guarantor, by signing the Consent and Agreement attached hereto, agrees that each Lender so purchasing a participation from another Lender pursuant to Section 2 or 3 hereof may, to the fullest extent permitted by law, exercise all its rights of payment (including rights of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Company and such Guarantor in the amount of such participation.  By its execution of the Consent and Agreement, the Company hereby agrees that it shall cause each Additional Guarantor, each Additional Pledgor and each Mortgagor to execute and deliver to Lenders a Consent and Agreement substantially in the form attached hereto concurrently with the delivery of its respective Additional Guaranty, Additional Pledge Agreement or Mortgage, as applicable.

5.             Bankruptcy Claims.  If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which Section 3 hereof applies, such Lender shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the other Lenders in accordance with Section 3 hereof.

6.             Perfection and Priority.  All security interests of the Lenders in the Collateral shall be pari passu regardless of the order of filing of any financing statements with respect thereto or the taking of any other action relevant to the determination of the perfection or priority of such security interests.  Except for the filings to be made by the Agent on behalf of the Banks, each Lender shall be responsible for the preparation and filing of its respective financing statement covering the Collateral.  The Lenders hereby direct the Agent to receive and maintain physical possession, of all certificates (the “Certificates”) evidencing the Collateral.  The Agent will hold the Certificates to perfect each Lender’s security interest in the Collateral.  The Agent will hold the Certificates in its capacity as collateral agent for the Lenders.

7.             Collateral Agent Appointment, Powers, and Immunities.

(a)           Each Lender hereby irrevocably appoints and authorizes Bank of America, N.A. to act as Collateral Agent under the Security Documents on the terms and conditions set forth in this Agreement and authorizes the Collateral Agent to execute and/or accept from Debtor Parties the Mortgages substantially in the form of Exhibit A hereto and any other Security Documents (including, without limitation, the Bank Pledge Agreements and any Additional Pledge Agreements), as applicable, in the name of and for the benefit of the Lenders, and Bank of America, N.A., hereby accepts such appointment and shall have all of the rights and obligations of the Collateral Agent hereunder and under the Security Documents.

(b)           Each Lender hereby authorizes Collateral Agent to do the following in accordance with the terms of this Agreement and the Security Documents:

(i)            to receive all documents and items to be furnished from time to time to Collateral Agent or any Lender under the Security Documents;

(ii)           to distribute to the Lenders information, requests, documents, and other items received from the Company and other Persons under the Security Documents;

(iii)          to execute and deliver to the Company and other Persons requests, demands, notices, approvals, consents, waivers, and other communications received from Lenders in connection with the Security Documents and herewith subject to the terms and conditions set forth therein and herein;

(iv)          to receive on behalf of each of the Lenders any payment of monies paid to Collateral Agent in accordance with this Agreement and the Security Documents, and to distribute to each Lender in accordance with the terms of this Agreement such Lender’s share of all payments so received based upon such Lender’s Proportionate Share;

(v)           to act on behalf of Lenders at the direction of any Lender to maintain the perfection and priority of the Liens created under the Security Documents;

(vi)          subject to the terms and conditions of the Security Documents and this Agreement, to exercise on behalf of each Lender all remedies of Lenders under the Security Documents upon the occurrence of any Acceleration Event; and

(vii)         subject to the terms and conditions of the Security Documents and this Agreement, to take such other actions as may be directed by Majority Lenders as are reasonably incident to any powers granted to Collateral Agent hereunder, including but not limited to any action described in Sections 8 and 9(a) hereof.

(c)           Each Lender hereby acknowledges and agrees that (i) as set forth in Section 6.19 of the Credit Agreement, no Mortgage will be delivered to Collateral Agent by the Debtor Parties at the time the Bank Agreement is executed and delivered and (ii) the execution, delivery and recording of any Mortgage delivered to Collateral Agent is subject to Section 6.19 of the Bank Agreement.

8.             Enforcement Against Collateral; Application of Proceeds from Collateral.

(a)           Prior to the occurrence of an Acceleration Event, no Lender shall exercise any remedy or other right available to it with respect to any Collateral.  Concurrently with the occurrence of any event described in either clause (i) or (ii) of the definition of Acceleration Event, the Lender whose Note has matured and has not been paid at maturity or so accelerating its Note, as the case may be, shall give written notice of such Acceleration Event to the Agent, in its capacity as Collateral Agent, and each other Lender.

(b)           The Lenders agree among themselves and for their own benefit alone that the liens and security interests granted and provided for in the Security Documents shall not be enforced against any of the Collateral except at the direction of the Majority Lenders upon the occurrence of one or more Acceleration Events and in compliance with the provisions hereof. Each Lender agrees that, as long as any Indebtedness exists or may become outstanding pursuant to the terms of the Finance Documents, the provisions of this Agreement shall provide the exclusive method by which any Lender may exercise rights and remedies under the Security Documents.

(c)           Upon the occurrence of any Acceleration Event and the Collateral Agent’s actual knowledge of or receipt of a notice of Acceleration Event, the Collateral Agent, at the direction of the Majority Lenders, shall seek to realize upon the security interests and liens granted to the Collateral Agent and/or any Lenders under the Security Documents in such manner as shall be directed by the Majority Lenders. Whether before or after any Acceleration Event, subject to the terms and conditions hereof, the Collateral Agent shall (except to the limited extent provided in the last sentence of Section 9(e)) act only on the directions of the Majority Lenders with respect to the preservation, protection, collection or realization upon any Collateral.  Notwithstanding the foregoing, in the event that the Collateral Agent deems (in its reasonable discretion) that the provisions of this Agreement are not adequate to protect the Collateral Agent against the liabilities associated with any of the actions described above, then the Collateral Agent may refuse to take such action until such time as the Lenders have granted to Collateral Agent additional security or indemnifications satisfactory to Collateral Agent in its reasonable discretion to protect it against such liabilities.

(d)           Whenever Collateral Agent applies any cash proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, the same shall be applied in the following order:

(i)            To the repayment of all costs and expenses, including reasonable attorneys’ fees and legal expenses, incurred by Collateral Agent in connection with (1) the administration of the Security Documents, (2) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (3) the exercise or enforcement of any of the rights of Collateral Agent hereunder or under the Security Documents, or (4) the failure of the Company or any Affiliate of the Company to perform or observe any of the provisions of the Security Documents and to any Indemnified Liabilities and reimbursements due Collateral Agent under Section 9(g);

(ii)           To the payment or other satisfaction of any Liens, encumbrances, or adverse claims upon or against any of the Collateral that are prior to those of the Collateral Agent or which Collateral Agent is otherwise required to pay under applicable law;

(iii)          To the reimbursement of Collateral Agent for the amount of any obligations of the Company or any Affiliate of the Company that are prior to those of the Collateral Agent or which Collateral Agent is otherwise required to pay under applicable law and are paid or discharged by Collateral Agent (other than amounts for principal and interest under the Notes) pursuant to the provisions hereof or of the Security Documents, and of any expenses of Collateral Agent payable by the Company or any Affiliate of the Company hereunder or thereunder;

(iv)          To the satisfaction the Obligations of the Lenders, to each Lender in accordance with such Lender’s Proportionate Share;

(v)           To the payment or prepayment of any other Obligations of a Lender not included in subsection (iv) above, which payment shall be made ratably to each Lender in accordance with its pro rata share of such Obligations;

(vi)          To the payment of any other amounts required by applicable law (including any provision of the UCC); and

(vii)         By delivery to the Company or to whomever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

The provisions of this Section 8(d) are intended solely to establish the manner and amount of distribution of proceeds as among the Lenders.  The provisions of this Agreement are not intended, as among the Banks, to modify or amend the manner of application of funds as set forth in the Bank Agreement and related documents or to modify or amend the manner of application of funds as set forth in the Prudential Agreement and related documents.  Any amounts distributable hereunder to a Lender shall be applied in accordance with the priorities set forth in the applicable Finance Documents, regardless of how such payments are characterized or the order of priority under this Section 8(d).

(e)           Whenever Collateral Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Collateral Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Collateral Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute.  If Collateral Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Collateral Agent is otherwise required to invest funds pending distribution to Lenders, Collateral Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment.  All moneys received by

Collateral Agent for distribution to Lenders shall be held by Collateral Agent pending such distribution solely as Collateral Agent for such Lenders, and Collateral Agent shall have no equitable title to any portion thereof except in its separate capacity as a Lender.

9.             Provisions Concerning Collateral Agent.

(a)           Duties as Collateral Agent.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Finance Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Finance Document or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term Aagent@ herein with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any lien on or security interest in any Collateral (i) if the property subject to such lien or security interest is permitted to be sold or otherwise transferred pursuant to both the Bank Agreement and the Prudential Agreement or such lien is otherwise permitted to be released pursuant to such Credit Agreements and (ii) upon termination of and payment in full of all Obligations (other than contingent indemnification obligations, including but not limited to obligations of the Debtor Parties under the Swap Agreements that are not yet due).

(b)           Delegation of Duties.  The Collateral Agent may execute any of its duties under this Agreement or any Security Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

(c)           Liability of Collateral Agent.  No Collateral Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any Security Document or the transactions contemplated hereby and thereby including but not limited to those arising from its own negligence (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Company, any of the Company’s Affiliates or any officer thereof, contained herein or in any other Security Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any Security Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Security Document, or for any failure of the Company or any of its Affiliates to perform its obligations hereunder or thereunder.  No Collateral Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Security Document, or to inspect the properties, books or records of the Company or any of its Affiliates.

(d)           Reliance by Collateral Agent.  The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or any of its Affiliates), independent accountants and other experts selected by the Collateral Agent.  The Collateral Agent shall be fully justified in failing or refusing to take any action under any Security Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any Security Document in accordance with a request or consent of the Majority Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(e)           Notice of Default.  The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Acceleration Event or any “Default” or “Event of Default” under any Credit Agreement or Security Document (as “Default” or “Event of Default” is defined in each Credit Agreement and Security Document), except with respect to defaults in the payment of principal, interest and fees required to be paid to the Collateral Agent, acting in its capacity as “Administrative Agent” under the Bank Agreement, as for the account of the Banks, or unless the Collateral Agent shall have received written notice from a Lender or the Company, describing such “Default” or “Event of Default” and stating that such notice is a Anotice of default.@  The Collateral Agent will notify the Lenders of its receipt of any such notice.  The Collateral Agent shall take such action with respect to the Collateral after any such “Default” or “Event of Default” as may be directed by the Majority Lenders in accordance with the terms hereof.  Unless and until the Collateral Agent has received any such direction, the Collateral Agent shall not be obligated to take such action with respect to such “Default” or “Event of Default”.  Furthermore, the Collateral Agent may (but shall not be obligated to) take action hereunder to the extent necessary to maintain insurance on the Collateral or otherwise protect the Collateral from damage or destruction.

(f)            Credit Decision; Disclosure of Information by Collateral Agent.  Each Lender acknowledges that no Collateral Agent-Related Person has made any representation or warranty to it, and that no act by the Collateral Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Company or any of its Affiliates, shall be deemed to constitute any representation or warranty by any Collateral Agent-Related Person to any Lender as to any matter, including whether Collateral Agent-Related Persons have disclosed material information in their possession.  Each Lender represents to the Collateral

Agent that it has, independently and without reliance upon any Collateral Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Affiliates, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into the Finance Documents and this Agreement and to extend credit to the Company under its Credit Agreement.  Each Lender also represents that it will, independently and without reliance upon any Collateral Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Finance Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Collateral Agent herein (or required to be furnished to the Banks by the Agent, in its capacity as “Administrative Agent” under the Bank Agreement), the Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Company or its Affiliates which may come into the possession of any Collateral Agent-Related Person.

(g)           Indemnification of Collateral Agent.  The Lenders shall indemnify upon demand each Collateral Agent-Related Person (to the extent not reimbursed by or on behalf of the Company or any of its Affiliates and without limiting the obligation of the Company or any of its Affiliates to do so), to the extent of each Lender’s Proportionate Share, and hold harmless each Collateral Agent-Related Person from and against any and all Indemnified Liabilities incurred by it, including but not limited to those arising from its own negligence;  provided, however, that no Lender shall be liable for the payment to any Collateral Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Collateral Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Majority Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limitation of the foregoing, each Lender shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable attorney’s fees and expenses) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any Security Document to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Company.  The undertaking in this Section shall survive termination of the Indebtedness.  Notwithstanding anything herein to the contrary, the parties hereto agree that the obligations of each holder of a Prudential Note to Collateral Agent under this Section 9(g) shall be limited to the amount of the proceeds of the Collateral it receives hereunder, under the Security Documents or from any other source that is attributable to the Collateral.

(h)           Collateral Agent in its Individual Capacity.  Bank of America, N.A. (“Bank of America”) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Affiliates as though Bank of America were not the Collateral Agent hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them.  With respect to the Collateral, Bank of America shall have the same rights and powers under this Agreement and the Security Documents as any other Lender and may exercise such rights and powers as though it were not the Collateral Agent, and the terms ALender@ and ALenders@ include Bank of America in its individual capacity.

(i)            Successor Collateral Agent.  The Collateral Agent may resign as Collateral Agent upon not less than 60 days’ notice to the Lenders, with such resignation to take effect upon the acceptance by a successor Collateral Agent of its appointment as the Collateral Agent hereunder.  In addition, the Majority Lenders may remove the Collateral Agent by giving written notice thereof to the Collateral Agent at least 30 days’ prior to the effective date of such removal. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Collateral Agent.  If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment in writing within 30 days after the retiring Collateral Agent’s giving of notice of resignation or its removal, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent which meets the eligibility requirements of Section 9(k), and the Debtor Parties agree to pay such reasonable fees and expenses of any such appointee as shall be necessary to induce such appointee to agree to become a successor Collateral Agent hereunder. Upon acceptance of appointment as Collateral Agent, such successor shall thereupon and forthwith succeed to and become vested with all the rights, powers and privileges, immunities and duties of the retiring Collateral Agent, the term “Collateral Agent” shall mean such successor Collateral Agent, and the retiring Collateral Agent, upon the transferring and setting over to such successor Collateral Agent all rights, moneys and other collateral held by it in its capacity as Collateral Agent, shall be discharged from its duties and obligations hereunder.  After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

(j)            Succession of Successor Collateral Agent.  Any successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to the Debtor Parties, the Banks, the holders of the Prudential Notes and the predecessor Collateral Agent an instrument accepting such appointment, and thereupon such successor Collateral Agent, without any further act, deed, conveyance or transfer, shall become vested with the title to the Collateral, and with all the rights, powers, duties and obligations of the predecessor Collateral Agent in the trust hereunder, with like effect as if originally named as Collateral Agent herein.  Upon the request of any such successor Collateral Agent, the Debtor Parties and the predecessor Collateral Agent shall promptly execute and deliver such instruments of conveyance and further assurance reflecting terms consistent with the terms of the Finance Documents then in effect and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Collateral Agent its interest in the Collateral and all such rights, powers, duties and obligations of the predecessor Collateral Agent hereunder, and the predecessor Collateral Agent shall also promptly assign and deliver to the successor Collateral Agent any Collateral subject to the lien and security interest of this Agreement which may then be in its possession.

(k)           Eligibility of Designated Replacement Collateral Agent.  Any successor Collateral Agent appointed by a retiring Collateral Agent pursuant to Section 9(i) shall be a state or national bank or trust company in good standing, organized under the laws of the United States of America or of any state, having a capital, surplus and undivided profits aggregating at least $500,000,000 and whose certificates of deposit have a Satisfactory Rating, if there be such a bank or trust company willing and able to accept the duties hereunder upon reasonable and customary terms.  As used in this Section 9(k), the term “Satisfactory Rating” means, with respect to any Person, that such Person and its bank deposits or other short term credit obligations have both a short-term bank deposit rating of Prime-2 or better from Moody’s Investors Service, Inc. and a short term credit obligation rating of A-3 or better from Standard and Poor’s, a division of The McGraw-Hill Companies.

(l)            Successor Collateral Agent by Merger.  Any corporation into which the Collateral Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, or any state or national bank or trust company in any manner succeeding to the corporate trust business of the Collateral Agent as a whole or substantially as a whole shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary contained herein notwithstanding.

10.           Unconditional Agreement.  This Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable agreement, and shall remain in full force and effect until the payment in full of all Obligations (other than contingent obligations, including but not limited to obligations of the Debtor Parties under Swap Agreements which are not yet due) satisfied in full, all obligations of all Lenders to the other Lenders hereunder shall have been satisfied in full and all Security Documents have been terminated.  Each Lender agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the obligations of the Company, any of the Guarantors or any of the Additional Guarantors is rescinded or must otherwise be restored by any Lender, upon the insolvency, bankruptcy or reorganization of the Company, any of the Guarantors or any of the Additional Guarantors or otherwise, as though such payment had not been made.

11.           Representations and Warranties of Bank.  In order to induce the Initial Prudential Noteholders to enter into this Agreement, each of the Banks and the Agent severally represent and warrant to the Initial Prudential Noteholders that it has full corporate power, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its respective obligations hereunder, and that no governmental or other authorizations are required in connection herewith, and that this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, regulatory and similar laws of general application and by general principles of equity.

12.           Representations and Warranties of the Initial Prudential Noteholders.  In order to induce the Banks and the Agent to enter into this Agreement, each Initial Prudential Noteholder represents and warrants to the Banks and the Agent that it has full corporate power, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations hereunder, and that no governmental or other authorizations are required in connection herewith, and that this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, regulatory and similar laws of general application and by general principles of equity.

13.           Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Lenders and each of their respective successors, transferees and assigns.  Without limiting the generality of the foregoing sentence, any Lender may assign or otherwise transfer (in whole or in part) to any other person or entity the obligations of the Debtor Parties to such Lender (with respect to the Banks, subject to the provisions of the Bank Agreement and with respect to the holders of the Prudential Notes, subject to the Prudential Agreement), and such other person or entity shall thereupon become vested with all rights and benefits, and become subject to all the obligations, in respect thereof granted to or imposed upon such Lender under this Agreement, subject, however, to any contrary provisions in such assignment or transfer (with respect to the Banks, subject to the provisions of the Bank Agreement and with respect to the holders of the Prudential Notes, subject to the Prudential Agreement).

14.           Benefit of Agreement.  None of the provisions of this Agreement shall inure to the benefit of any of the Debtor Parties or any other Person other than the Lenders; consequently, neither the Debtor Parties nor any other persons shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the provisions of this Agreement or the failure of any Lender to comply with such provisions.

15.           Amendments and Waivers.  No amendment to or waiver of any provision of this Agreement, nor consent to any departure by any Lender herefrom, shall in any event be effective unless the same shall be in writing and signed by Majority Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that without the consent of each Lender, no such amendment, waiver or consent shall: (a) amend this Section 15, (b) amend the definition of Proportionate Share or (c) change Sections 2, 3, 6 or 8 in a manner that would alter the pari passu treatment of the security interests of the Lenders, the order of priority or the pro rata sharing of payments required thereby.

16.           Notices.  All notices and other communications provided to any Lender under this Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to such Lender at its address or facsimile number set forth (a) on Annex 1 hereto, or (b) at such other address or facsimile number as may be designated by such Lender in a notice to the other Lenders.  Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given received; any notice, if transmitted by facsimile, shall be deemed given when transmitted if actually received, and the burden of proving receipt shall be on the transmitting Lender.

17.           Remedies Cumulative.  No failure or delay on the part of any Lender in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof of the exercise of any other power or right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

18.           Integration.  Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19.          NO ORAL AGREEMENTS.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.  THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

20.          JURY TRIAL.  EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER IN CONNECTION HEREWITH.  EACH LENDER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER LENDERS ENTERING INTO THIS AGREEMENT.

21.           Restatement.  This Agreement amends and restates in its entirety the Existing Intercreditor Agreement.

22.           Counterparts.  This Agreement may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.  This Agreement may be duly executed by facsimile or other electronic transmission.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers.

BANK OF AMERICA, N.A.

By:	/s/ Richard L. Stein
Name: Richard L. Stein
Title: Principal

BANK OF OKLAHOMA, N.A.

By:	/s/ Thomas M. Foncannon
Name: Thomas M. Foncannon
Title: Senior Vice President

BANK ONE, NA

By:	/s/ Tom K. Martin
Name: Tom K. Martin
Title: Associate Director

BNP PARIBAS

By:	/s/ J. Ornischuk
Name: J. Ornischuk
Title: Director

By:	/s/ Greg Smothers
Name: Greg Smothers
Title: Vice President

COMERICA BANK - TEXAS

By:	/s/ Thomas G. Rajan
Name: Thomas G. Rajan
Title: Vice President

FLEET NATIONAL BANK

By:	/s/ Christopher Holmgren
Name: Christopher Holmgren
Title: Managing Director

THE ROYAL BANK OF SCOTLAND plc

By:	/s/ Matthew J. Main
Name: Matthew J. Main
Title: Senior Vice President

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Kimberly Coil
Name: Kimberley Coil
Title: Banking Officer

By:	/s/ Ali Ahmed
Name: Ali Ahmed
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Kathryn A. Gaiter
Name: Kathryn A. Gaiter
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Philip Trinder
Name: Philip Trinder
Title: Vice President

WELLS FARGO BANK, N.A.

By:	/s/ Todd Stornetta
Name: Todd Stornetta
Title: Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Ric E. Abel
Ric E. Abel
Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Ric E. Abel
Ric E. Abel
Vice President

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ Ric E. Abel
Ric E. Abel
Vice President

ING LIFE INSURANCE & ANNUITY COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc., General Partner

		By:	/s/ Ric E. Abel
Ric E. Abel
Vice President

CONSENT AND AGREEMENT

Each of the undersigned hereby consents to Section 4, Section 7(a), Section 9(i) and Section 9(j) of the foregoing Agreement as of the date first written above.

WESTERN GAS RESOURCES, INC.

By:	/s/ William J. Krysiak
William J. Krysiak
Executive Vice President and
Chief Financial Officer

MIGC, INC.

By:	/s/ William J. Krysiak
William J. Krysiak
Executive Vice President and
Chief Financial Officer

MGTC, INC.

By:	/s/ William J. Krysiak
William J. Krysiak
Executive Vice President and
Chief Financial Officer

WESTERN GAS RESOURCES-TEXAS, INC.

By:	/s/ William J. Krysiak
William J. Krysiak
Executive Vice President and
Chief Financial Officer

MOUNTAIN GAS RESOURCES, INC.

By:	/s/ William J. Krysiak
William J. Krysiak
Executive Vice President and
Chief Financial Officer

LANCE OIL & GAS COMPANY, INC.

By:	/s/ William J. Krysiak
William J. Krysiak
Executive Vice President and
Chief Financial Officer

WESTERN GAS WYOMING, L.L.C.

By:	WESTERN GAS RESOURCES, INC., its sole member

	By:	/s/ William J. Krysiak
William J. Krysiak
Executive Vice President and
Chief Financial Officer

Annex 1

ADDRESSES FOR NOTICE

Bank of America, N.A.
901 Main Street
Dallas, TX 75201
Attn:	Ramon Presas
Tel:	214.209.2642
Fax:	214.290.8364

with a copy to:
Bank of America, N.A.
700 Louisiana, 8th Floor
TX4-213-08-14
Houston, TX 77002
Attn:	Richard Stein
Tel:	713.247.7258
Fax:	713.247.7286

Bank of Oklahoma, N.A.
1625 Broadway, Suite 1570
Denver, CO 80202
Attn:	Thomas M. Foncannon
Tel:	303.534.9461
Fax:	303.534.9499

with a copy to:
Bank of Oklahoma, N.A.
1625 Broadway, Suite 1570
Denver, CO 80202
Attn:	Mary Anne Anderson
Tel:	303.534.9465
Fax:	303.534.9499

Bank One, NA
1 Bank One Plaza
IL21-0634
Chicago, IL 60670
Attn:	Brenda De Los Reyes
Tel:	312.732.2594
Fax:	312.732.4840

with a copy to:
Bank One, NA
1717 Main Street, 4th Floor
Dallas, TX 75201
Attn:	Thomas K. Martin
Tel:	214.290.2301
Fax:	214.290.2332

BNP Paribas
1220 Smith Street, Suite 3100
Houston, TX 77002
Attn:	Joe Onischuk
Tel:	713.982.1161
Fax:	713.659.6915

Comerica Bank - Texas
1601 Elm Street
2nd Floor, MC 6593
Dallas, TX 75201
Attn:	Thomas G. Rajan
Tel:	214.969.6565
Fax:	214.969.6561

Fleet National Bank
Mail Stop: MA DE 10008A
100 Federal Street
Boston, MA 02110
Attn:	David Lundberg
Tel:	617.434.8516
Fax:	617.434.3652

The Royal Bank of Scotland plc
600 Travis Street, Suite 6070
Houston, TX 77002
Attn:	Keith Johnson
Tel:	713.221.2437
Fax:	713.221.2430

Union Bank of California, Inc.
500 N. Akard, Suite 4200
Dallas, TX 75201
Attn:	Kimberly Coil
Tel:	214.922.4200
Fax:	214.922.4209

2

with a copy to:
Union Bank of California, Inc.
601 Potrero Grande Dr., 1st Floor
Monterey Park, CA 91754
Attn:	An Cheng
Tel:	323.720.7837
Fax:	323.278.6173

U.S. Bank National Association
918 17TH Street, DNCOBB3E
Denver, CO 80202
Attn:	Kathryn A. Gaiter
Tel:	303.585.4210
Fax:	303.585.4362

Wachovia Bank, National Association
1001 Fannin Street, Suite 255
Houston, TX 77002
Attn:	Philip Trinder
Tel:	713.346.2718
Fax:	713.650.6354

Wells Fargo Bank, N.A.
1740 Broadway
Denver, CO 80274
Attn:	Todd Stornetta
Tel:	303.863.5653
Fax:	303.863.5196

The Prudential Insurance Company of America
Pruco Life Insurance Company
Prudential Investment Management, Inc.
2200 Ross Avenue, Suite 4200E
Dallas, TX 75201
Attn:	Ric Abel
Tel:	214.720.6202
Fax:	214.720.6299

ING Life Insurance & Annuity Company
c/o Prudential Private Placement Investors, L.P.
4 Gateway Center, 100 Mulberry Street
Newark, NJ 07102
Attn:	Albert Trank
Tel:	973.802.8608
Fax:	973.624.6432

3

Prudential Investment Management, Inc.
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, TX 75201
Attn:	Ric Abel
Tel:	214.720.6202
Fax:	214.720.6299

4

EXHIBIT A

FORM OF MORTGAGE

5